UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2005 the Company announced that Jim Kirsch had been appointed president and chief executive officer and on December 8, 2005 announced he had also been appointed to the board of directors. On December 8, 2005, in consideration of these appointments, the Company amended Mr. Kirsch's employment agreement to increase his compensation. Mr. Kirsch's annual base salary was increased to $600,000, and his target bonus was increased to 75% of base salary. The changes were made effective as of December 1, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005 Jim Kirsch was appointed to the Ferro Corporation's Board of Directors, effective immediately. He joins the class of directors that will stand for re-election in 2006 and will serve on the executive committee. Kirsch is presently the Company's president and chief executive officer.

Item 7.01 Regulation FD Disclosure.

On December 8, 2005 the Company issued a press release announcing that Jim Kirsch, president and chief executive officer, was appointed to the Company's Board of Directors, effective immediately. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

December 9, 2005	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

Ferro Corporation

December 9, 2005	By:	James F. Kirsch

Name: James F. Kirsch
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release